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                                                                    EXHIBIT 21.1


                         MARINE DRILLING COMPANIES, INC.

                          SUBSIDIARIES AND PARTNERSHIPS

                                DECEMBER 31, 1999


                                                      Place of
                                                    Incorporation                                                       Ownership
         Subsidiary/Partnership                      or Domicile                         Owner                         Percentage
         ----------------------                     -------------                        -----                         ----------

Marine Drilling Management Company                      Dover,        Marine Drilling Companies, Inc.                      100%
                                                      Delaware
                                                         USA

Marine Drilling International, Inc.                     Dover,        Marine Drilling Management Company                   100%
                                                      Delaware
                                                         USA

Marine 300 Series, Inc.                                 Dover,        Marine Drilling Companies, Inc.                      100%
                                                      Delaware
                                                         USA